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                                                                  EXHIBIT 10.16
                           COCA-COLA ENTERPRISES INC.
                             EXECUTIVE PENSION PLAN

                           (Effective January 1, 1996)

                                    ARTICLE I
                              ESTABLISHMENT OF PLAN

COCA-COLA ENTERPRISES INC. (the "Company") hereby establishes, effective January 1, 1996, the Coca-Cola Enterprises Inc. Executive Pension Plan (the "Plan"). This Plan is an unfunded supplemental retirement plan for key management and highly compensated employees. The purpose of the Plan is to supplement the retirement benefits of eligible executives of the Company provided under the Coca-Cola Enterprises Inc. Employees' Pension Plan.

                                   ARTICLE II
                                   DEFINITIONS

     2.1 "Administrative Committee" means the committee appointed to administer the Plan as described in Article VII.

     2.2 "Beneficiary" shall have the same meaning as "Beneficiary" under the Pension Plan.

     2.3  "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Company" means Coca-Cola Enterprises Inc., a Delaware corporation, or its successor or successors.

     2.5 "Compensation" means those amounts included in the definition of "Compensation" under the Pension Plan determined without regard to the limits of Code Section 401(a)(17), plus any amounts deferred by the Participant under the Coca-Cola Enterprises Inc. Supplemental Matched Employee Savings and Investment Plan or any other nonqualified deferred compensation arrangement between the Company and the Participant, provided such amounts shall be considered only in the year of deferral and not in any subsequent year, including the year(s) of receipt.

     2.6 "Controlled Group" means all members of the controlled group of corporations, as defined in Section 1563(a) of the Code, of which the Company is a member, but determined without regard to Sections 1563(a)(4) and 1563(e)(3)(c) of the Code.

     2.7 "Disability" shall have the same meaning as the term "Disability" under the Pension Plan, as it may be amended from time to time.

     2.8 "Early Retirement Age" means the date on which a Participant has both attained age 55 and completed at least 5 Years of Vesting Service.

     2.9 "Eligible Employee" means an Employee of the Employer that is employed in a position classified as an Executive Band or higher position, or in a position determined to be eligible for participation by the Administrative Committee.

     2.10 "Employee" means any common-law employee of the Employer.

     2.11 "Employer" means the Company and any member of the Controlled Group adopting the Plan with the consent of the Board.

     2.12 "Final Average Earnings" means the monthly average of a Participant's Compensation for the same number of consecutive calendar years taken into account in the definition of "Final Average Earnings" under the Pension Plan, unless otherwise determined by the Administrative Committee.

     2.13 "Normal Retirement Age" means the date on which a Participant attains age 65.

     2.14 "Participant" means an Eligible Employee who satisfied the requirements for participation in the Plan. Any Employee, or former Employee, who has an interest under the Plan shall also be considered a Participant.

     2.15 "Pension Plan" means the Coca-Cola Enterprises Inc.


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Employees' Pension Plan and any other qualified defined benefit pension plan maintained by the Employer, as such plan(s) may from time to time be amended.

     2.16 "Plan" means the Coca-Cola Enterprises Inc. Executive Pension Plan, as described in this instrument.

     2.17 "Plan Year" means the 12-month period beginning January 1st through the following December 31st.

     2.18 "Related Company" means any company within the controlled group of corporations, as defined in Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of The Coca-Cola Company and any company in which the Company owns at least 25% during an Eligible Employee's employment with that company.

     2.19 "Social Security Taxable Wage Base" means, with respect to any calendar year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the calendar year.

     2.20 "Supplemental Pension Plan" means the Coca-Cola Enterprises Inc. Supplemental Pension Plan, as it may be amended from time to time.

     2.21 "Supplemental Retirement Plan" means the Coca-Cola Enterprises Inc. Supplemental Retirement Plan (As Amended and Restated January 1, 1991).

     2.22 "Surviving Spouse" shall have the same meaning as "Surviving Spouse" under the Pension Plan.

     2.23 "Years of Benefit Service" shall have the same meaning as the term "Years of Benefit Service" under the Pension Plan and shall be determined, for purposes of this Plan, in the same manner as calculated under the Pension Plan. Notwithstanding the preceding


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sentence, "Years of Benefit Service" may also, in the sole discretion of the
Administrative Committee, include service granted under an employment, severance or settlement agreement between the Participant and the Company or a Related Company.

     2.24 "Years of Vesting Service" shall have the same meaning as the term "Years of Vesting Service" under the Pension Plan and shall be determined, for purposes of the Plan, in the same manner as calculated, under the Pension Plan. Notwithstanding the preceding sentence, Years of Vesting Service may also, in the sole discretion of the Administrative Committee, include periods of service under an employment, severance or settlement agreement between the Participant and the Company or a Related Company.


                                   ARTICLE III
                                  PARTICIPATION

     3.1 Effective Date of Participation. Each Eligible Employee who is actively employed, shall become a Participant in the Plan on the later of January 1, 1996, or the date on which an Employee becomes an Eligible Employee.


                                   ARTICLE IV
                                    BENEFITS


     4.1 Normal Retirement Benefit.

     (a) Eligibility. A Participant whose employment with the Employer terminates upon attainment of his Normal Retirement Age shall be eligible for a Normal Retirement Benefit under the Plan.

     (b) Amount. A Normal Retirement Benefit shall be a benefit in an amount equal to the excess, if any, of (1) over (2) below:

          (1) A retirement benefit equal to 1.15% percent of the Participant's Final Average Earnings plus .25% of the Participant's Final Average Earnings in excess of the Social Security Taxable Wage Base in effect the year of the Participant's termination or retirement, as applicable, which sum shall be multiplied by the Participant's Years of Benefit Service.

          (2) The total of the retirement benefits to which the Participant receives under the Pension Plan (excluding benefits paid pursuant to a rollover from a defined contribution plan), the Supplemental Pension Plan and the Supplemental Retirement Plan .


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     4.2  Early Retirement Benefit.

     (a) Eligibility. A Participant whose employment with the Employer terminates on or after the date he first has attained his Early Retirement Age, but before he attains Normal Retirement Age, shall be eligible for an Early Retirement Benefit under the Plan.

     (b) Amount. An Early Retirement Benefit shall be a benefit in an amount equal to the excess, if any, of (1) over (2) below:

          (1) The amount calculated under Section 4.1(b)(1), reduced by 1.5% for each year, up to five years, by which the Participant's first payment under the Plan precedes age 65 and by 5% for each year by which the Participant's first payment under the Plan precedes age 60.

          (2) The total of the retirement benefits the Participant receives under the Pension Plan (excluding benefits paid pursuant to a rollover from a defined benefit plan), the Supplemental Pension Plan, and the Supplemental Retirement Plan.

     4.3  Deferred Retirement Benefit.

     a) Eligibility. A Participant whose employment with the Employer terminates after he has attained his Normal Retirement Age shall be eligible for a Deferred Retirement Benefit.

     (b) Amount. A Deferred Retirement Benefit shall be a benefit calculated under Section 4.1(b) and with the amount calculated under Section 4.1(b)(1) actuarially increased to reflect the Participant's actual retirement date.

     4.4  Retirement Benefits for a Disabled Participant.

     (a) Eligibility. A Participant who incurs a Disability after completing five (5) Years of Vesting Service shall be deemed to be an active Participant in the Plan during the period of such Disability.

     (b) Amount. A Participant who is eligible for benefits under Section 4.4(a) shall be entitled to a benefit under Section 4.2(b) or, if applicable, under Section 4.2(b), calculated as if:

          (1) The Participant continued to accrue Years of Benefit Service under this Plan during such period of Disability to the same extent that such Participant continues to accrue Years of Benefit Service under the Pension Plan. Notwithstanding the foregoing, the accrual of Years of Benefit Service shall cease with the month in which the Participant attains Normal Retirement Age, elects to receive an Early Retirement

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               Benefit, dies, or is no longer subject to a Disability, whichever is earlier.

          (2) The Participant's Final Average Earnings include Compensation for each complete year during the period of such Disability, which Compensation shall be equal to the Participant's Compensation in the last complete calendar year prior to the calendar year in which the Participant incurred such Disability.

     4.5  Deferred Vested Benefit.

     (a) Eligibility. A Participant whose employment with the Employer terminates after the Participant has completed five (5) Years of Vesting Service shall be eligible for a Deferred Vested Benefit.

     (b)  Amount. A Deferred Vested Benefit shall be a benefit calculated under
          Section 4.1(b) or, if applicable, Section 4.2(b).

     4.6  Preretirement Surviving Spouse Benefit.

     (a) After Normal Retirement Age. If a Participant dies after attaining Normal Retirement Age, but before the commencement of benefits under this Plan or the election of the form of payment in which benefits will be paid under the Pension Plan, the amount to be paid to the Surviving Spouse, if any, shall be determined as the excess, if any, of (1) over (2) below:

          (1) The amount calculated under Section 4.1(b)(1), or if applicable, 4.3(b) above, and converting it into a 50% survivor annuity;

          (2) The total of the survivor benefits that would be payable under the Pension Plan (excluding benefits paid pursuant to a rollover from a defined contribution plan), the Supplemental Pension Plan, and the Supplemental Retirement Plan.

     (b) Before Normal Retirement Age and After Early Retirement Age. If a Participant dies (I) after attaining Early Retirement Age, (ii) before attaining Normal Retirement Age and (iii) before the commencement of benefits under this Plan or the election of the form of payment in which benefits will be paid under the Pension Plan, the amount to be paid to the Surviving Spouse, if any, shall be determined as the excess, if any, of (1) over (2) below:

          (1) The amount calculated under Section 4.2(b)(1) above, as if the Participant had retired on the



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               day before death and elected to receive his retirement benefit in the form of an immediate joint and 50% survivor annuity, unless the Participant had applied for retirement and died within 90 days of the election of a form of benefit other than a 50% survivor annuity, in which case the Surviving Spouse shall receive the survivor portion of such annuity;

          (2) The total of the survivor benefits that would be payable under the Pension Plan (excluding benefits paid pursuant to a rollover from a defined contribution plan), the Supplemental Pension Plan, and the Supplemental Retirement Plan.

     (c) Before Early Retirement Age. If a Participant dies before attaining Early Retirement Age, the amount to be paid to the Surviving Spouse, if any, shall be determined as the excess, if any, of (1) over (2) below:

          (1) The amount calculated under Section 4.2(b)(1) above, as if the Participant had terminated employment on the date of death (if the Participant was still an Employee on the date of death); survived to the day prior to his Early Retirement Date; retired and elected to receive a joint and 50% survivor annuity; and died on his Early Retirement Date;

          (2) The total of the survivor benefits that would be payable to a Surviving Spouse under the Pension Plan (excluding benefits paid pursuant to a rollover from a defined contribution plan), the Supplemental Pension Plan, and the Supplemental
               Retirement Plan.

     4.7 Postretirement Survivor Benefit. Except as provided in Section 4.6 above, no survivor benefit shall be payable hereunder unless:

     (a) At the time of his death, the Participant was receiving a benefit or had elected to receive a benefit under this Plan in a form of distribution that provides for a survivor benefit payable to the Participant's Beneficiary; and

     (b) The Participant's Spouse or, if applicable, Beneficiary under the Pension Plan survives him.

     4.8  Pension Purchase Option Benefit.

     (a) Effective January 1, 1997, a Participant may elect to rollover all or a portion of his account balance from the Coca-Cola Enterprises Inc.

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          Supplemental Matched Employee Savings and Investment Plan (SuppMESIP),
          provided the Participant's account balance under the SuppMESIP and the present value of the Participant's accrued benefits under this Plan each equal at least $3,500.00. The amount rolled over from the SuppMESIP shall be used to provide a Pension Purchase Option (PPO) benefit. The Plan shall, in no event, accept rollover contributions from a plan other than the SuppMESIP.

     (b) A PPO benefit shall be a monthly benefit, the amount of which shall be determined as the actuarial equivalent of the balance of the Participant's PPO Account on the date such account is established. The PPO benefit will commence on the date elected by the Participant under the SuppMESIP and will be paid, in accordance with the Participant's election, in any form of annuity available under the Pension Plan at the commencement of the PPO benefit. A PPO benefit paid as a single life annuity will contain a cash refund feature, as described in paragraph (d), below. The actuarial equivalence of the PPO benefit shall be determined using a mortality table derived by taking a fixed blend of 50 percent of the 1983 Group Annuity Table for Males and 50 percent of the 1983 Group annuity Table for Females and using an interest rate of 7 percent.

     (c) A Participant's PPO benefit shall commence as soon as practicable after a date a PPO Account has been established on behalf of the Participant.

     (d) If a Participant's benefit under the Plan is to be paid as a single life annuity and the Participant should die prior to his receipt of his total PPO benefit, under the cash refund feature any remaining amounts will be paid in cash to the designated beneficiary, or if there is no such Beneficiary designated, then to the Participant's estate.

     (e) For purposes of this Section 4.8, "PPO Account" means an account established on behalf of a Participant who has elected a direct rollover of a cash amount not less than $3,500.00 from the SuppMESIP into this Plan.

     4.9 Preservation of Supplemental Retirement Plan Benefit. Notwithstanding any provision of this Article IV to the contrary, in the event a Participant's benefit under this Plan would be less than the benefit to which he is entitled under the Supplemental Retirement Plan, such Participant's benefit under this Plan shall be increased to equal the amount of his benefit under the Supplemental Retirement Plan.


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     4.10 Commencement and Form of Payment of Benefits. Except for benefits paid under Section 4.8, benefits under this Plan shall not commence until the Participant has elected to commence benefits under the Pension Plan and shall be distributed in accordance with the manner in which the Participant elects to have benefits under the Pension Plan distributed. Notwithstanding the foregoing, if the present value of a Participant's benefit under this Plan is equal to or less than $3,500, such benefit shall be paid as a single-sum payment.

     4.11 Calculation of Benefits Under Other Plans. Benefits described in Sections 4.1(b)(2), 4.2(b)(2), 4.6(b)(2) shall be calculated on an actuarially equivalent basis, applying the definition of "Actuarial Equivalence" under the Pension Plan, as if payment of such benefit was to commence at the same time and to be made in the same form of distribution as benefits payable under this Plan.

     4.12 Condition on Payment of Benefits. Benefits under this Plan shall not commence unless and until the Participant has executed an Agreement Not to Compete with the Employer. The Agreement Not to Compete, as it may be amended from time to time, shall be incorporated as an Appendix to the Plan.

     4.13 Limitation on Plan Benefits. The amount of the benefits payable under this Plan, the Pension Plan (excluding benefits paid pursuant to a rollover from a defined contribution plan), the Supplemental Pension Plan, and the Supplemental Retirement Plan shall not exceed an amount equal to two times the applicable limit under Section 415 of the Code. The benefits of this Plan shall be reduced to the extent necessary to satisfy this Section 4.13. Notwithstanding the foregoing, benefits payable under this Plan pursuant to Section 4.8 shall not be included in the amounts subject to the limitations of this Section 4.13.

     4.14 Employment with Related Company. For purposes of determining a Participant's eligibility for benefits under this Article IV, a Participant's employment with the Employer shall not be considered terminated if he is employed by a Related Company immediately after his employment with the Employer terminates, in which case his employment termination date shall be the later of the date his employment with the Employer or Related Company terminates, whichever is later.

                                    ARTICLE V
                                 FORFEITABILITY

     5.1 Forfeitability of Benefits for Competition with Company. Any benefits accrued under the Plan on behalf of a Participant shall be forfeited, any benefits which a Participant is receiving shall cease, and, unless otherwise determined by the Administrative Committee, all rights under the Plan shall be extinguished if a Participant breaches the terms of the Agreement Not to Compete executed by such Participant as a condition of the payment of benefits under
Section 4.12.


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                                   ARTICLE VI
                               PLAN ADMINISTRATION

     6.1 Administrative Committee. The Plan shall be administered by an Administrative Committee which shall consist of at least three members appointed by the Company.

     6.2 Administrative Committee Action. Action of the Administrative Committee may be taken with or without a meeting of its members; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of committee members qualified to vote with respect to such action. If a member of the Administrative Committee is a Participant in the Plan, he shall not participate in any decision which solely affects his own benefits under the Plan.

     6.3 Rights and Duties. The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the following:

     (a) to construe, interpret, and administer the Plan with its decisions to be final and binding on all parties;

     (b) determinations required by the Plan, and to maintain all necessary records of the Plan;

     (c) to compute and certify to the Company the amount of benefits payable to Participants or their Beneficiaries, and to determine the time and manner in which such benefits are to be paid.

     6.4 Compensation, Indemnity, and Liability. The Administrative Committee shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan and the Administrative Committee shall be paid by the Company. No member of the Administrative Committee shall be liable for any act or omission of any other member, nor any act or omission on his own part, except his own willful misconduct. The Company shall indemnify and hold harmless each member of the Administrative Committee against any and all expenses and liabilities, including reasonable legal fees and expenses arising out of his membership on the Administrative Committee, except for expenses or liabilities arising out of his own willful misconduct.

     6.5 Taxes. If all or any portion of a Participant's benefit under this Plan shall become liable for the payment of any estate, inheritance, or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property credited to the Account of such Participant at the time the Account is distributable to the Participant under the terms of the Plan.





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                                   ARTICLE VII
                                CLAIMS PROCEDURE

     7.1 Claims for Benefits. If a Participant or Beneficiary does not receive payment of any benefits which he believes are due and payable under the Plan, he may make a claim for benefits to the Administrative Committee. The claim for benefits must be in writing and addressed to the Administrative Committee or to the Company. If the claim for benefits is denied, the Administrative Committee shall notify the Participant or Beneficiary in writing within ninety (90) days after receipt of the claim. However, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall provide notice of the extension to the Participant or Beneficiary prior to the termination of the initial ninety (90) day period, and such extension shall not exceed one additional, consecutive ninety (90) day period. Any notice of a denial of benefit shall inform the Participant or Beneficiary of the basis for the denial, any additional material or information necessary to perfect such claim, and the steps which must be taken to have such claim reviewed.

     7.2 Appeals. Each Participant or Beneficiary whose claim for benefits has been denied may file a written request for review of his claim with the Administrative Committee. The request for review must be filed within sixty (60) days after the Participant or Beneficiary received the written notice denying his claim. The final decision of the Administrative Committee will be made within sixty (60) days after receipt of the request for review and shall be communicated in writing, setting forth the basis for the Administrative Committee's decision. If there are special circumstances which require an extension of time for completing the review, the Administrative Committee's decision shall be rendered not later than one-hundred twenty (120) days after the receipt of the request for review.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

     8.1 Amendment. The Company or Administrative Committee shall have the right to amend the Plan in whole or in part at any time; provided, however, that no amendment shall reduce the benefits accrued on behalf of any Participant as of the effective date of such amendment. Any amendment shall be in writing and executed by a duly authorized officer of the Company or a majority of members of the Administrative Committee.

     8.2 Termination of the Plan. The Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason. In the event of termination of the Plan, the benefits accrued under the Plan on behalf of any Participant, as of the effective date of such termination, shall not be reduced and shall be distributed at a time and in the manner determined by the Administrative Committee.



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                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Limitation on Participant's Rights. Participation in this Plan shall not give any Participant the right to be retained in the Company's employ or any rights or interest in this Plan or any assets of the Company other than as herein provided. The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except to the extent provided herein.

     9.2 Benefits Unfunded. The benefits provided by this Plan shall be unfunded. All amounts payable under the Plan to Participants shall be paid from the general assets of the Company, and nothing contained herein shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits. Participants shall have the status of general unsecured creditors of the Company with respect to amounts of Compensation they defer under the Plan or any other obligation of the Company to pay benefits pursuant hereto. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

     Notwithstanding the preceding paragraph, the Company may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust agreement only, such transferred amounts shall remain subject to the claims of general creditors of the Company. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Administrative Committee shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

     9.3 Other Plans. This Plan shall not affect the right of any Eligible Employee or Participant to participate in and receive benefits under any employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

     9.4 Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     9.5 Gender, Number, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.



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     9.6 Successors and Assigns; Nonalienation of Benefits. This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided, however, that the amounts credited to the Account of a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder shall be void, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers this 19th day of December, 1996.

                                   COCA-COLA ENTERPRISES INC.

                                           S/ JARRATT H. JONES
                                   By:  _____________________________

                                           VICE PRESIDENT, HUMAN RESOURCES
                                   Title:_____________________________

                                           S/ LAURIE CLARK
                                   Attest:___________________________

                                           LEGAL ASSISTANT
                                   Title:_____________________________



















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                                   APPENDIX A

                            Agreement Not to Compete


In return for entitlement to retirement benefits under the Coca-Cola Enterprises Inc. Executive Pension Plan, the undersigned agrees not to compete with Coca-Cola Enterprises Inc. for a period of two years following my termination of employment for any reason.

Specifically, I agree that I will not:

1. Participate in the management or operations of any business manufacturing, producing or distributing liquid, nonalcoholic refreshments, with the exception of The Coca-Cola Company and any licensee of The Coca-Cola Company.

2. Participate in the ownership of any such business, with the exception of the ownership of stock of a public company, provided the ownership of such stock does not exceed 1% of the total outstanding shares. This ownership limitation does not apply to any company in which Coca-Cola Enterprises Inc. or The Coca-Cola Company owns at least 25%.

I further agree that the geographic territory covered by this agreement is that territory in which Coca-Cola Enterprises holds manufacturing, production or distribution rights for products of The Coca-Cola Company on the date this agreement is executed.

I further agree that the terms of this agreement, including the geographic restrictions on my future employment, are reasonable in light of my responsibilities in the management and supervision of the operations of the Company and the adequacy of consideration given in exchange for this agreement. If any court in any jurisdiction, however, determines that the terms of this agreement are more restrictive than necessary to protect the legitimate interests of the Company, such court may modify any term of this agreement in a manner that renders it enforceable.

I further agree that if I breach this agreement, I will forfeit all benefits accrued on my behalf under the Coca-Cola Enterprises Inc. Executive Pension Plan and shall have no further rights thereunder.

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